UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 10, 2014
Date of Report (Date of earliest event reported)

VACCINOGEN, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54997	14-1997223

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5300 Westview Drive, Suite 406, Frederick, MD	21703

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 668-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2014, we entered into a Master Services Agreement (MSA) with RxTrials, Inc. pursuant to which we retained RxTrials to provide services of site selection, clinical operations, project management and trial enrollment for our OncoVAX Study for patients with Stage II colon cancer.

In consideration of RxTrials’ services under the MSA, we have agreed to pay approximately $10.4 million in labor fees over the course of the MSA of which $700,000 was paid on September 11, 2014 and $800,000 will be paid before September 30, 2014 (the “Initial Payment”). This Initial Payment is non-refundable provided, however, that in the event that we terminate the MSA for cause, we can recover up to $750,000, on the terms set forth in the agreement. The remaining labor costs will be paid over a term of 6-years.

In addition to the direct labor payments, we have also agreed to pay RxTrials $350,000 worth of our common stock, based on our closing price on the date of execution of the MSA. The closing price of our common stock was $4.10 on September 10, 2014. Accordingly, we will issue RxTrials (or its designee) 85,369 shares of our common stock on or before October 31, 2014. In the event that we fail to issue these shares, we must make a cash payment of $350,000 to RxTrials.

We have also agreed to cover RxTrials expenses under the MSA related to travel, shipping and other pass-through costs. These costs are currently estimated to approximate $2.2 million. We agreed to make a pre-payment related to these pass-through costs of $125,000 no later than September 30, 2014.

The parties agreed to 1-year non-solicitation provisions under the MSA.

The MSA will continue until the earlier of (i) 7-years; (ii) the date on which all services under the MSA are completed or (iii) when otherwise terminated by the parties. Either party may terminate the agreement without cause by providing 90-days written notice to the other.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As partial consideration for the services rendered by RxTrials under the MSA we agreed to issue RxTrials (or its designee) 85,369 shares of our common stock ($350,000 based on the September 10, 2014 closing price). These shares will be issued as restricted securities and will also be subject to a vesting schedule to be agreed to by the parties. We will not receive any proceeds for issuance of these shares. The issuance of these shares will be exempt from registration under the exemption afforded under Section 4(a)(2) of the Securities Act of 1933, as amended.

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Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
	Number	Description

	10.1	Master Services Agreement with RxTrials, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

(Registrant)

Date: September 16, 2014	By:	/s/ Andrew Tussing
Andrew Tussing
President and Chief Executive Officer

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